                                                                   EXHIBIT 10

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Pacific Fund, Inc.:


We consent to the incorporation by reference in this Post-Effective Amendment No. 30 to Registration Statement No. 2-56978 of our report dated February 18, 1999 appearing in the annual report to shareholders of Merrill Lynch Pacific Fund, Inc. for the year ended December 31, 1998, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.





Deloitte & Touche LLP
Princeton, New Jersey
February 25, 1999